Exhibit 99.1
Insperity Announces Third Quarter Results
HOUSTON – October 31, 2023 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended September 30, 2023. Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and our updated 2023 outlook and has posted an accompanying presentation to its investor website at http://ir.insperity.com.
•Q3 average number of WSEEs paid and revenues up 4% and 8%, respectively
•Q3 net income and diluted EPS up 18% to $44.3 million and $1.16, respectively
•Q3 adjusted EBITDA up 18% to $94.3 million; adjusted EPS up 19% to $1.46
•YTD average number of paid WSEEs and revenues up 7% and 10%, respectively
•YTD net income and diluted EPS up 8% to $151.8 million and $3.94, respectively
•YTD adjusted EBITDA and adjusted EPS up 9% to $297.6 million and $4.76, respectively
•Return to shareholders of $194.4 million in YTD period through the repurchase of 1,259,000 shares at a cost of $131.4 million and $63.0 million in cash dividends
Third Quarter Results
The average number of worksite employees (“WSEE”) paid per month increased 4.0% over Q3 2022 to 315,340 WSEEs. Revenues in Q3 2023 increased 7.8% to $1.6 billion on the 4.0% increase in paid WSEEs and a 3.7% increase in revenue per WSEE. Sales and client retention over the course of the year have continued to drive the growth in paid WSEEs, despite the continued slowdown in hiring by our client base. For the nine months ended September 30, 2023, net hiring by our client base was approximately 35% of 2022’s level.
“We are pleased with the strong rebound reflected in our third quarter financial performance and the ongoing solid execution of our operating plan year-to-date,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “Despite economic challenges facing many small to medium size businesses, we believe Insperity is well positioned to capitalize on the continuing strong demand for comprehensive human resource services in the marketplace.”
Gross profit increased 5.5% over Q3 2022 to $257.9 million on the 4.0% increase in paid WSEEs and a 1.5% increase in gross profit per WSEE per month. Benefits costs were significantly lower than forecast, as the severity of large healthcare claim activity that we experienced in Q2 2023 returned to more normal levels in Q3. Additionally, other areas of gross profit, including pricing, workers’ compensation and payroll taxes combined to a favorable outcome when compared to our expectations.
Operating expenses increased 3.4% over Q3 2022 and included continued investment in our growth, with a 13% increase in the average number of hired Business Performance Advisors, and in our technology and service offerings. Costs associated with these investments were partially offset by a lower incentive compensation accrual and a shift in timing of the quarterly marketing spend when compared to Q3 2022.
Net income and diluted earnings per share (“EPS”) were $44.3 million and $1.16, respectively. Adjusted EPS increased 18.7% from the third quarter of 2022 to $1.46. Adjusted EBITDA increased 18.2% to $94.3 million.
Year-to-Date Results
The average number of WSEEs paid per month increased 7.0% over 2022 to 311,112 WSEEs. Revenues in 2023 increased by 10.3% to $4.9 billion on the 7.0% increase in paid WSEEs and a 3.1% increase in revenue per WSEE.
Gross profit increased 5.8% on the increase in paid WSEEs, but decreased 1.0% on a per WSEE per month basis, due primarily to the higher healthcare costs incurred during the second quarter of 2023.
Operating expenses increased 8.3% over the 2022 period. This increase included the impact of inflation on our costs in areas such as corporate salaries and wages, technology costs and travel and training costs. In addition to the increase in hired Business Performance Advisors, we increased the number of service and support personnel with the growth in the number of clients and WSEEs over the past couple of years.
Reported net income and diluted EPS were $151.8 million and $3.94, respectively. Adjusted EPS increased 8.7% over 2022 to $4.76. Adjusted EBITDA increased 8.9% to $297.6 million.
Cash outlays in the first nine months 2023 included the repurchase of approximately 1,259,000 shares of our common stock at a cost of $131.4 million, dividends totaling $63.0 million, and capital expenditures of $22.5 million. Adjusted cash at September 30, 2023 totaled $189.6 million and $280 million remains available under our $650 million credit facility.
“During the third quarter, we took the opportunity to be more aggressive in our share repurchase program repurchasing 873,000 shares at a cost of $86 million,” said Douglas S. Sharp, executive vice president of finance, chief financial officer and treasurer. “We continue to focus on providing strong returns to our shareholders through our dividend and share repurchase programs while maintaining a solid financial position.”
2023 Guidance
The company also announced its updated guidance for 2023, including the fourth quarter of 2023. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2023			Full Year 2023

Average WSEEs paid	316,750	—	318,250	312,600	—	312,800
Year-over-year increase	3.0%	—	3.5%	6.0%	—	6.0%

Adjusted EPS	$0.44	—	$0.82	$5.20	—	$5.60
Year-over-year decrease	(64%)	—	(32%)	(7%)	—	—%

Adjusted EBITDA (in millions)	$43	—	$63	$340	—	$360
Year-over-year increase (decrease)	(45%)	—	(20%)	(3%)	—	2%
Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 877-545-0523 and use conference i.d. number 464361. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. 49268. The webcast will be archived for one year.

About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2022 revenues of $5.9 billion and more than 90 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base these forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•labor shortages and increasing competition for highly skilled workers;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•bank failures or other events affecting financial institutions;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;

•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;
•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers;and
•our ability to integrate or realize expected returns on future product offerings, including through acquisition and investment.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)	September 30,	Dec. 31,
(in thousands)	2023	2022

Assets
Cash and cash equivalents	$678,588	$732,828
Restricted cash	51,263	49,779
Marketable securities	13,837	33,068
Accounts receivable, net	656,695	622,764
Prepaid insurance and related assets	21,260	11,706
Other current assets	56,037	61,728
Total current assets	1,477,680	1,511,873
Property and equipment, net	190,672	199,992
Right-of-use leased assets	53,949	56,532
Deposits and prepaid health insurance	214,366	213,270
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	10,066	15,533
Other assets	37,030	29,354
Total assets	$1,996,470	$2,039,261

Liabilities and stockholders' equity
Accounts payable	$7,207	$7,732
Payroll taxes and other payroll deductions payable	518,061	556,085
Accrued worksite employee payroll cost	559,931	513,397
Accrued health insurance costs	50,760	53,402
Accrued workers’ compensation costs	55,005	53,485
Accrued corporate payroll and commissions	65,082	89,147
Other accrued liabilities	65,311	80,122
Total current liabilities	1,321,357	1,353,370
Accrued workers’ compensation costs, net of current	170,609	179,629
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	51,985	55,587
Total noncurrent liabilities	591,994	604,616
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	173,307	151,144
Treasury stock, at cost	(830,988)	(725,532)
Accumulated other comprehensive loss, net of tax	(5)	(82)
Retained earnings	740,250	655,190
Total stockholders' equity	83,119	81,275
Total liabilities and stockholders’ equity	$1,996,470	$2,039,261

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except per share amounts)	2023	2022	Change	2023	2022	Change

Operating results:
Revenues(1)	$1,550,887	$1,439,160	7.8%	$4,905,668	$4,449,104	10.3%
Payroll taxes, benefits and workers’ compensation costs	1,292,956	1,194,607	8.2%	4,090,952	3,678,909	11.2%
Gross profit	257,931	244,553	5.5%	814,716	770,195	5.8%
Salaries, wages and payroll taxes	113,074	109,525	3.2%	348,557	323,486	7.8%
Stock-based compensation	15,210	13,341	14.0%	41,676	38,818	7.4%
Commissions	10,773	11,068	(2.7)%	33,828	32,121	5.3%
Advertising	7,240	9,790	(26.0)%	29,775	30,812	(3.4%)
General and administrative expenses	41,504	38,115	8.9%	132,699	115,215	15.2%
Depreciation and amortization	10,666	10,083	5.8%	31,903	30,367	5.1%
Total operating expenses	198,467	191,922	3.4%	618,438	570,819	8.3%
Operating income	59,464	52,631	13.0%	196,278	199,376	(1.6%)
Other income (expense):
Interest income	7,950	2,808	183.1%	24,693	3,901	—
Interest expense	(7,047)	(4,082)	72.6%	(19,939)	(8,698)	129.2%
Income before income tax expense	60,367	51,357	17.5%	201,032	194,579	3.3%
Income tax expense	16,035	13,688	17.1%	49,211	53,427	(7.9%)
Net income	$44,332	$37,669	17.7%	$151,821	$141,152	7.6%

Net income per share of common stock
Basic	$1.17	$0.99	18.2%	$4.00	$3.70	8.1%
Diluted	$1.16	$0.98	18.4%	$3.94	$3.66	7.7%
____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Gross billings	$10,067,191	$9,528,695	$31,762,946	$29,111,243
Less: WSEE payroll cost	8,516,304	8,089,535	26,857,278	24,662,139
Revenues	$1,550,887	$1,439,160	$4,905,668	$4,449,104

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change

Average WSEEs paid	315,340	303,347	4.0%	311,112	290,838	7.0%

Statistical data (per WSEE per month):
Revenues(1)	$1,639	$1,581	3.7%	$1,752	$1,700	3.1%
Gross profit	273	269	1.5%	291	294	(1.0%)
Operating expenses	210	211	(0.5)%	221	218	1.4%
Operating income	63	58	8.6%	70	76	(7.9%)
Net income	47	41	14.6%	54	54	—%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per WSEE per month)	2023	2022	2023	2022

Gross billings	$10,642	$10,470	$11,344	$11,122
Less: WSEE payroll cost	9,003	8,889	9,592	9,422
Revenues	$1,639	$1,581	$1,752	$1,700

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock based-compensation.
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2023		2022		2023		2022
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Payroll cost	$8,516,304	$9,003	$8,089,535	$8,889	$26,857,278	$9,592	$24,662,139	$9,422
Less: Bonus payroll cost	529,456	560	583,703	641	3,344,656	1,195	3,236,059	1,236
Non-bonus payroll cost	$7,986,848	$8,443	$7,505,832	$8,248	$23,512,622	$8,397	$21,426,080	$8,186
% Change period over period	6.4%	2.4%	23.9%	5.2%	9.7%	2.6%	25.6%	5.7%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	September 30, 2023	December 31, 2022

Cash, cash equivalents and marketable securities	$692,425	$765,896
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	482,654	504,817
Client prepayments	20,172	36,800
Adjusted cash, cash equivalents and marketable securities	$189,599	$224,279

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

(in thousands, except per WSEE per month)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
		Per WSEE		Per WSEE		Per WSEE		Per WSEE

Net income	$44,332	$47	$37,669	$41	$151,821	$54	$141,152	$54
Income tax expense	16,035	18	13,688	16	49,211	18	53,427	20
Interest expense	7,047	7	4,082	4	19,939	7	8,698	3
Amortization of SaaS implementation costs	1,025	1	948	1	3,072	1	948	—
Depreciation and amortization	10,666	11	10,083	11	31,903	11	30,367	12
EBITDA	79,105	84	66,470	73	255,946	91	234,592	89
Stock-based compensation	15,210	16	13,341	15	41,676	15	38,818	15
Adjusted EBITDA	$94,315	$100	$79,811	$88	$297,622	$106	$273,410	$104
% Change period over period	18.2%	13.6%	32.7%	12.8%	8.9%	1.9%	21.8%	2.0%
Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net income	$44,332	$37,669	$151,821	$141,152
Non-GAAP adjustments:
Stock-based compensation	15,210	13,341	41,676	38,818
Tax effect	(3,960)	(3,590)	(10,202)	(10,659)
Total non-GAAP adjustments, net	11,250	9,751	31,474	28,159
Adjusted net income	$55,582	$47,420	$183,295	$169,311
% Change period over period	17.2%	36.3%	8.3%	20.2%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Diluted EPS	$1.16	$0.98	$3.94	$3.66
Non-GAAP adjustments:
Stock-based compensation	0.40	0.35	1.08	1.01
Tax effect	(0.10)	(0.10)	(0.26)	(0.29)
Total non-GAAP adjustments, net	0.30	0.25	0.82	0.72
Adjusted EPS	$1.46	$1.23	$4.76	$4.38
% Change period over period	18.7%	38.2%	8.7%	21.0%

The following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2023 guidance:

	Q4 2023	Full Year 2023
(in millions, except per share amounts)	Guidance	Guidance

Net income	$7 - $22	$158 - $173
Income tax expense	3 - 8	52 - 57
Interest expense	7	27
SaaS implementation amortization	3	6
Depreciation and amortization	11	43
EBITDA	31 - 51	286 - 306
Stock-based compensation	12	54
Adjusted EBITDA	$43 - $63	$340 - $360

Diluted EPS	$0.21 - $0.59	$4.14 - $4.54
Non-GAAP adjustments:
Stock-based compensation	0.32	1.41
Tax effect	(0.09)	(0.35)
Total non-GAAP adjustments, net	0.23	1.06
Adjusted EPS	$0.44 - $0.82	$5.20 - $5.60